Narrative for the Hypothetical Illustration 1

I. The 0% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $115,000 or 116% x $36,740.46
                     = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4  $39,013.59
- Monthly Deduction*                $1,524.63
- Mortality & Expense Charge**        $343.70
+ Hypothetical Rate of Return***     ($404.80)
                                     --------
=                                     $36,740  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

             Month                  COI

             1                  $125.33
             2                  $125.64
             3                  $125.95
             4                  $126.27
             5                  $126.58
             6                  $126.90
             7                  $127.21
             8                  $127.52
             9                  $127.84
            10                  $128.15
            11                  $128.47
            12                  $128.78

             Total            $1,524.63

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

             Month         Interest

             1             ($34.66)
             2             ($34.49)
             3             ($34.33)
             4             ($34.16)
             5             ($33.99)
             6             ($33.82)
             7             ($33.65)
             8             ($33.48)
             9             ($33.31)
            10             ($33.14)
            11             ($32.97)
            12             ($32.80)

         Total            ($404.80)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $36,740.46
- Year 5 Surrender Charge        $1,941.76
                                 ---------
=                                  $34,799  (rounded to the nearest dollar)


II. The 6% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $115,000 or 116% x $51,290.74
                     = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4  $50,544.21
- Monthly Deduction*                $1,267.83
- Mortality & Expense Charge**        $448.74
+ Hypothetical Rate of Return***    $2,463.10
                                    ---------
=                                     $51,291  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

              Month                 COI

              1                 $106.21
              2                 $106.11
              3                 $106.01
              4                 $105.91
              5                 $105.81
              6                 $105.71
              7                 $105.60
              8                 $105.50
              9                 $105.40
             10                 $105.29
             11                 $105.19
             12                 $105.08

              Total           $1,267.83

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

             Month         Interest

             1              $203.89
             2              $204.13
             3              $204.38
             4              $204.63
             5              $204.88
             6              $205.13
             7              $205.38
             8              $205.63
             9              $205.88
            10              $206.14
            11              $206.39
            12              $206.65

             Total        $2,463.10

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $51,290.74
- Year 5 Surrender Charge        $1,941.76
                                 ---------
=                                  $49,349  (rounded to the nearest dollar)


III. The 12% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $115,000 or 116% x $69,788.29
                     = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4  $64,332.79
- Monthly Deduction*                  $951.61
- Mortality & Expense Charge**        $574.34
+ Hypothetical Rate of Return***    $6,981.46
                                    ---------
=                                     $69,788  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

              Month                  COI

              1                   $83.36
              2                   $82.64
              3                   $81.92
              4                   $81.20
              5                   $80.46
              6                   $79.72
              7                   $78.97
              8                   $78.21
              9                   $77.45
             10                   $76.68
             11                   $75.90

             12                   $75.11

              Total              $951.61

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

             Month         Interest

             1              $560.40
             2              $564.16
             3              $567.96
             4              $571.80
             5              $575.68
             6              $579.59
             7              $583.54
             8              $587.53
             9              $591.56
            10              $595.62
            11              $599.73
            12              $603.88

         Total            $6,981.46

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $69,788.29
- Year 5 Surrender Charge        $1,941.76
                                 ---------
=                                  $67,847  (rounded to the nearest dollar)


Narrative for the Hypothetical Illustration 2

I. The 0% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

                     = $115,000 or 116% x $36,618.68
                     = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4  $38,937.79
- Monthly Deduction*                $1,572.60
- Mortality & Expense Charge**        $342.79
+ Hypothetical Rate of Return***     ($403.73)
                                     --------
=                                     $36,619  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

              Month                 COI

              1                 $129.24
              2                 $129.57
              3                 $129.90
              4                 $130.23
              5                 $130.56
              6                 $130.89
              7                 $131.22
              8                 $131.55
              9                 $131.88
             10                 $132.21
             11                 $132.54
             12                 $132.87

              Total           $1,572.60

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

             Month          Interest

             1              ($34.59)
             2              ($34.42)
             3              ($34.25)
             4              ($34.08)
             5              ($33.90)

             6              ($33.73)
             7              ($33.56)
             8              ($33.39)
             9              ($33.21)
            10              ($33.04)
            11              ($32.87)
            12              ($32.69)

         Total             ($403.73)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $36,618.68
- Year 5 Surrender Charge        $1,941.76
                                 ---------
=                                  $34,677  (rounded to the nearest dollar)


II. The 6% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $115,000 or 116% x $51,171.90
                     = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4  $50,469.45
- Monthly Deduction*                $1,308.02
- Mortality & Expense Charge**        $447.88
+ Hypothetical Rate of Return***    $2,458.34
                                    ---------
=                                     $51,172  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

              Month                 COI

              1                 $109.55
              2                 $109.45
              3                 $109.35
              4                 $109.25

              5                 $109.15
              6                 $109.05
              7                 $108.95
              8                 $108.85
              9                 $108.75
             10                 $108.65
             11                 $108.55
             12                 $108.45

              Total           $1,308.02

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

             Month         Interest

             1              $203.57
             2              $203.80
             3              $204.03
             4              $204.27
             5              $204.50
             6              $204.74
             7              $204.97
             8              $205.21
             9              $205.45
            10              $205.69
            11              $205.93
            12              $206.17

             Total        $2,458.34

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $51,171.90
- Year 5 Surrender Charge        $1,941.76
                                 ---------
=                                  $49,230  (rounded to the nearest dollar)

III. The 12% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $115,000 or 116% x $69,676.65
                     = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4  $64,260.61
- Monthly Deduction*                  $982.16
- Mortality & Expense Charge**        $573.54
+ Hypothetical Rate of Return***    $6,971.76
                                    ---------
=                                     $69,677  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

              Month                 COI

              1                  $86.00
              2                  $85.27
              3                  $84.53
              4                  $83.78
              5                  $83.03
              6                  $82.27
              7                  $81.51
              8                  $80.73
              9                  $79.95
             10                  $79.16
             11                  $78.37
             12                  $77.56

              Total             $982.16

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

             Month         Interest

             1              $559.75
             2              $563.48
             3              $567.26
             4              $571.07
             5              $574.91
             6              $578.80
             7              $582.72
             8              $586.68
             9              $590.68
            10              $594.72
            11              $598.79
            12              $602.91

             Total        $6,971.76

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $69,676.65
- Year 5 Surrender Charge        $1,941.76
                                 ---------
=                                  $67,735  (rounded to the nearest dollar)